UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2012

HOMELAND ENERGY SOLUTIONS, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-53202	20-3919356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	2779 Highway 24, Lawler, Iowa	52154
	(Address of principal executive offices)	(Zip Code)

(563) 238-5555
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Homeland Energy Solutions, LLC held its 2012 annual members meeting on Thursday, April 5, 2012, for the purpose of electing three directors to our board of directors, providing an advisory Say-on-Pay vote and providing an advisory vote on the frequency of the Say-on-Pay vote. Votes were solicited in person and by proxy.

Proposal One: Director Election

We had five nominees for three director positions. Maurice Hyde, Christine Marchand and Barney Retterath were re-elected for three year terms until our 2015 annual meeting. The voting results for the director election were as follows:

Nominee	Votes For	Votes Withheld/Abstain
Jerry Calease	22,577	2,037
Maurice Hyde	55,726	382
Christine Marchand	57,558	372
Barney Retterath	40,300	335
Martin Scharfenberg	2,067	2,382

Proposal Two: Say-on-Pay

We conducted an advisory vote where our members could either endorse or not endorse our system of compensating our executive officers called a "Say-on-Pay" vote. Our members voted to endorse our system of compensating our executive officers. The voting results for the Say-on-Pay vote were as follows:

Votes For	Votes Against	Votes Withheld/Abstain
51,640	5,833	2,850

Proposal Three: Frequency of Say-on-Pay

We conducted an advisory vote on how frequently our members would like to provide the advisory Say-on-Pay vote. The alternatives were for every year, every other year or every third year. Our members approved the every year option. The voting results for the frequency of the Say-on-Pay vote were as follows:

Every Year	Every Other Year	Every Three Years	Abstain
38,234	5,723	13,033	3,333

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND ENERGY SOLUTIONS, LLC

Date: April 6, 2012	/s/ David A. Finke
David A. Finke
Treasurer/Chief Financial Officer
(Principal Financial and Accounting Officer)